Exhibit 99.1

System1 Announces Fourth Quarter and Full Year 2025 Financial Results

Full Year Results Demonstrate Strength of Platform in Challenging Operating Environment

Fiscal Year 2025 Financial Results:
•Revenue Decreased 23% Over Prior Year to $266.1 million
•Gross Profit Decreased 1% Over Prior Year to $100.4 million
•Adjusted Gross Profit Increased 1% Over Prior Year to $153.4 million
•Adjusted Gross Profit Margin Increased to 58% from 44% Year-Over-Year
•GAAP Net Loss Decreased 17% Over Prior Year to $81.2 million
•Adjusted EBITDA Increased 9% Over Prior Year to $41.9 million

Fourth Quarter Financial Highlights:
•Revenue Decreased 31% Over Prior Year to $51.9 million
•Gross Profit Decreased 33% Over Prior Year to $21.3 million
•Adjusted Gross Profit Decreased 22% Over Prior Year to $34.9 million
•Adjusted Gross Profit Margin Increased to 67% from 59% Over Prior Year
•GAAP Net Loss Decreased 1% Over Prior Year to $17.8 million
•Adjusted EBITDA Decreased 54% Over Prior Year to $8.2 million

LOS ANGELES, CA – March 11, 2026 – System1, Inc. (NYSE: SST) ("System1" or the "Company"), an omnichannel customer acquisition marketing platform, today announced its financial results for the fourth quarter and full year 2025.

"Our full-year 2025 results demonstrate the strength and resilience of our platform and the disciplined execution of our team." said Michael Blend, System1’s Co-Founder & Chief Executive Officer. "While we experienced macro and market-specific headwinds in the fourth quarter, continued investment in our products and AI capabilities is positioning the business for long-term growth. We look forward to hosting a call in the near future to provide additional perspective on our strategy, performance, and opportunities ahead."

Tridivesh Kidambi, Chief Financial Officer of System1, added, "Despite a challenging operating environment in the fourth quarter, our full-year performance reflects solid execution against our strategic priorities combined with prudent financial resource management. In collaboration with our key stakeholders, we are continuing to evaluate opportunities to strengthen our balance sheet and optimize our capital structure. We believe this balanced approach positions us well for the future, and we look forward to discussing our financial results and broader corporate updates in the near future."

Note: Adjusted Gross Profit and Adjusted EBITDA are non-GAAP metrics that are defined and reconciled at the end of this release.

Fourth Quarter Business Highlights

•Startpage.com had 1.6 million daily active users in December 2025, up 42% year-over-year.
•Mapquest.com had 36 million sessions in December 2025, up 24% year-over-year.
•CouponFollow.com launched new AI-powered tools that enhance partnership performance by optimizing offer visibility and driving stronger results for brand partners across the platform.

About System1, Inc.

System1 operates several flagship brands across multiple consumer verticals, including shopping, travel and search, and a best-in-class customer acquisition and marketing platform powered by AI and machine learning. The Company's platform is omnichannel and omnivertical, delivering high-intent customers to its advertising partners to maximize their reach and effectiveness. For more information, visit www.system1.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995, particularly any statements or materials regarding System1's future results. Forward-looking statements include, but are not limited to, statements regarding System1 or its management team's expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause System1's actual financial results or operating performance to be materially different from those expressed or implied by these forward-looking statements. Readers or users of this press release should evaluate the risk factors summarized below, which summary list is not exclusive. Readers or users of this press release should also carefully review the "Risk Factors" and other information included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as well as our Form 10-Qs, Form 8-Ks and other reports filed with the Securities and Exchange Commission (the "SEC") from time to time. Please refer to these SEC filings for additional information regarding the risks and other factors that may impact System1's business, prospects, financial results and operating performance.

Such risks, uncertainties and assumptions include, but are not limited to: (1) our ability to maintain our key relationships with network partners and advertisers, including our monetization arrangements; (2) our ability to collect, process, effectively utilize and safely store the first party data that we obtain through our services; (3) the performance of our responsive acquisition marketing platform; (4) changes in customer demand for our services and our ability to incorporate to such changes; (5) our ability to maintain and attract consumers and advertisers in the face of changing economic or competitive conditions; (6) our ability to improve and maintain adequate internal control over financial reporting and remediate identified material weaknesses; (7) our ability to successfully source and complete acquisitions and to integrate the operations of companies System1 acquires; (8) our ability to raise financing in the future as and when needed or on market terms; (9) our ability to compete with existing competitors and the entry of new competitors in the market; (10) changes in applicable laws or regulations impacting the business in which we operate and our ability to maintain compliance with the various laws that our business and operations are subject to; and (11) our ability to protect our intellectual property rights; (12) our integration of new and developing technologies, including the adoption of AI and machine learning technologies; and (13) substantial doubt about our ability to continue as a going concern; and (14) other risks and uncertainties indicated from time to time in our filings with the SEC. The foregoing list of factors is not exclusive.

Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from any forward-looking statements contained in this press release. System1's independent auditors have not audited, reviewed, compiled or performed any procedures with respect to the forward-looking statements for the purpose of their inclusion in this press release, and accordingly, do not express an opinion or provide any other form of assurance with respect thereto for the purpose of this press release. System1 will not undertake any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise. You should not take any statement regarding past trends or activities as a representation that such trends or activities will continue in the future. Accordingly, you should not put undue reliance on these statements.

Non-GAAP Measures: Adjusted Gross Profit and Adjusted EBITDA

Adjusted Gross Profit and Adjusted EBITDA are non-GAAP financial measures and represent key metrics used by System1's management and board of directors to measure the operational strength and performance of its core business, to establish budgets, and to develop operational goals for managing its business. Adjusted Gross Profit is defined as gross profit plus depreciation and amortization related to cost of revenues. Adjusted EBITDA is defined as net income (loss) before interest expense, income taxes, depreciation and amortization expense, stock-based compensation expense, deferred compensation, gain (loss) on extinguishment of debt, non-cash revaluation of warrant liability and acquisition and restructuring costs.

System1 believes Adjusted Gross Profit and Adjusted EBITDA are relevant and useful metrics for investors because it allows investors to view performance in a manner similar to the method used by management. There are limitations on the use of Adjusted Gross Profit and Adjusted EBITDA and it may not be comparable to similarly titled measures of other companies. Other companies, including companies in System1's industry, may calculate non-GAAP financial measures differently than System1 does, limiting the usefulness of those measures for comparative purposes.

Adjusted Gross Profit should not be considered a substitute for gross profit. Adjusted EBITDA should not be considered a substitute for income (loss) from operations, net income (loss), or net income (loss) attributable to System1 on a consolidated basis that System1 reports in accordance with GAAP. Although System1 uses Adjusted Gross Profit and Adjusted EBITDA as financial measures to assess the performance of its business, such use is limited because it does not include certain costs necessary to operate System1's business. System1's presentation of Adjusted Gross Profit and Adjusted EBITDA should not be construed as indications that its future results will be unaffected by unusual or nonrecurring items.

Exhibit 99.1

Consolidated Statements of Operations
(in thousands)

	For The Three Months Ended December 31,		For The Year Ended December 31,
	2025	2024	2025	2024
Revenue	$51,940	$75,595	$266,129	$343,925
Operating expenses:
Cost of revenue	30,626	43,778	165,734	242,602
Salaries and benefits	20,108	25,915	92,747	113,512
Selling, general, and administrative	18,650	17,805	69,688	76,412
Total operating expenses	69,384	87,498	328,169	432,526
Operating loss	(17,444)	(11,903)	(62,040)	(88,601)
Other expense (income):
Interest expense, net	6,303	7,764	27,556	31,562
Gain on extinguishment of tax receivable agreement liability	(5,253)	—	(5,253)	—
Gain on extinguishment of debt	—	—	—	(20,109)
Change in fair value of warrant liabilities	(304)	(915)	(275)	(2,386)
Total other expense, net	746	6,849	22,028	9,067
Loss before income tax	(18,190)	(18,752)	(84,068)	(97,668)
Income tax benefit	(398)	(729)	(2,875)	(370)
Net loss	(17,792)	(18,023)	(81,193)	(97,298)
Less: Net loss attributable to non-controlling interest	(4,309)	(3,862)	(15,848)	(22,625)
Net loss attributable to System1, Inc.	$(13,483)	$(14,161)	$(65,345)	$(74,673)

Exhibit 99.1

Consolidated Balance Sheets
(In thousands, except for par values)

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$86,887	$63,607
Restricted cash, current	1,243	3,970
Accounts receivable, net	57,289	62,916
Prepaid expenses and other current assets	4,061	3,984
Total current assets	149,480	134,477
Restricted cash, non-current	379	371
Property and equipment, net	1,562	2,104
Internal-use software development costs, net	13,672	14,436
Intangible assets, net	148,089	222,341
Goodwill	82,407	82,407
Operating lease right-of-use assets	9,120	2,644
Other non-current assets	263	349
Total assets	$404,972	$459,129
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,016	$10,401
Accrued expenses and other current liabilities	46,277	76,200
Operating lease liabilities, current	1,427	2,089
Debt, net	76,718	16,405
Total current liabilities	146,438	105,095
Operating lease liabilities, non-current	8,183	1,365
Long-term debt, net	228,399	255,118
Deferred tax liability	4,013	6,199
Other non-current liabilities	520	6,356
Total liabilities	387,553	374,133
Stockholders' equity:
Class A common stock - $0.0001 par value; 500,000 shares authorized, 8,225 and 7,365 Class A shares issued and outstanding as of December 31, 2025 and 2024, respectively	1	1
Class C common stock - $0.0001 par value; 25,000 shares authorized, 1,813 and 1,870 Class C shares issued and outstanding as of December 31, 2025 and 2024, respectively	—	—
Additional paid-in capital	878,859	863,041
Accumulated deficit	(847,679)	(782,335)
Accumulated other comprehensive loss	(157)	(443)
Treasury stock, at cost - 137 shares as of December 31, 2025	(557)	—
Total stockholders' equity attributable to System1, Inc.	30,467	80,264
Non-controlling interest	(13,048)	4,732
Total stockholders' equity	17,419	84,996
Total liabilities and stockholders' equity	$404,972	$459,129

Exhibit 99.1

The following tables reconcile net loss to Adjusted EBITDA for the periods presented (in millions):

	For The Three Months Ended December 31,		For The Year Ended December 31,
	2025	2024	2025	2024
Net loss	$(17.8)	$(18.0)	$(81.2)	$(97.3)
Adjustments:
Income tax benefit	(0.4)	(0.7)	(2.9)	(0.4)
Interest expense	6.3	7.8	27.6	31.6
Depreciation and amortization	21.0	20.2	82.9	80.1
Other expense	0.2	(0.1)	0.2	(0.1)
Stock-based compensation and distributions to members	1.3	4.6	11.3	15.8
Gain on extinguishment of debt	—	—	—	(20.1)
Non-cash revaluation of warrant liability	(0.3)	(0.9)	(0.3)	(2.4)
Acquisition and restructuring costs	3.2	5.0	9.6	31.4
Realized tax benefit	(5.3)	—	(5.3)	—
Adjusted EBITDA	$8.2	$17.9	$41.9	$38.6

Exhibit 99.1

The following table reconciles Revenue to Gross Profit and Adjusted Gross Profit for the periods presented (in millions):

	For The Three Months Ended December 31,		For The Year Ended December 31,
	2025	2024	2025	2024
Revenue	$51.9	$75.6	$266.1	$343.9
Less: Cost of revenue	(30.6)	(43.8)	(165.7)	(242.6)
Gross profit	21.3	31.8	100.4	101.3
Add: amortization related to cost of revenue	13.6	12.9	53.0	51.0
Adjusted Gross Profit	$34.9	$44.7	$153.4	$152.3

Investors:
System1 Investor Relations
ir@system1.com